Form N-SAR, Sub-Item 77D
Policies with respect to security investments


Nuveen NWQ Flexible Income Fund,
a series of Nuveen Investment Trust V
811-01979



On September 20, 2012, the Funds Prospectus was changed to reflect an investment policy change removing the limit for below investment grade rated securities. A copy of the Prospectus is contained in the Form 497 filing on September 20, 2012, accession number 0001193125-12-397816 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.